UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2026

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 659-8001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2026, Rocket Pharmaceuticals, Inc. (the “Company”) entered into a definitive asset purchase agreement (the “PRV APA”) pursuant to which the Company has agreed to sell a Rare Pediatric Disease Priority Review Voucher (“PRV”). As previously disclosed, the PRV was originally issued in connection with the FDA’s approval of the Company’s biologics license application for KRESLADI™ (marnetegragene autotemcel), an autologous hematopoietic stem cell-based gene therapy indicated for the treatment of pediatric patients with severe leukocyte adhesion deficiency-I (LAD-I) due to biallelic variants in ITGB2 without an available human leukocyte antigen-matched sibling donor for allogeneic hematopoietic stem cell transplant.

Pursuant to the PRV APA, the buyer has agreed to pay the Company $180 million, payable in cash, upon the closing of the sale. The PRV APA contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations. The transaction remains subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the PRV APA does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the PRV APA, a copy of which will be filed with Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026. The representations, warranties, covenants and agreements contained in the PRV APA were made only for the purposes of the PRV APA and as of specific dates, are solely for the benefit of the parties to the PRV APA, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures. The representations and warranties in the PRV APA were made for the purpose of allocating contractual risk between the parties to the PRV APA instead of establishing these matters as facts. Accordingly, the representations and warranties in the PRV APA are not intended to, and do not, constitute representations and warranties to any person other than the parties to the PRV APA, including investors and security holders, and should not be relied upon as statements of factual information.

Item 7.01.	Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing that it had entered into the PRV APA, a copy of the which is furnished as Exhibit 99.1 hereto.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company’s planned use of proceeds from the monetization of the PRV and the Company’s expectations regarding its cash runway and financial position will not change. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Rocket Pharmaceuticals, Inc. dated April 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: April 28, 2026	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer